UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2008

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01        Completion of Acquisition or Disposition of Assets.

As reported on its Current Reports on Form 8-K and Form 8-K/A filed with the U.S. Securities and Exchange Commission (“SEC”) on May 8, 2008, May 13, 2008, and June 12, 2008 (the “Previous Reports”), Best Buy Co., Inc. (“Best Buy” or the “registrant”) entered into a Sale and Purchase Agreement (the “SPA”), dated May 7, 2008, with The Carphone Warehouse Group PLC (“The Carphone Warehouse”).  Under the terms of the SPA, The Carphone Warehouse contributed certain assets and liabilities into a newly-formed company registered in England and Wales named Best Buy International Limited (“BBY Europe”), in exchange for all of the ordinary shares of BBY Europe.  On June 30, 2008,  all conditions to closing under the SPA were met and Best Buy completed the transaction wherein its wholly-owned subsidiary, Best Buy Distributions Limited, acquired 50% of such ordinary shares of BBY Europe from CPW for an aggregate purchase price of $2.167 billion.  The effective acquisition date for accounting purposes is the close of business June 28, 2008, the end of CPW’s fiscal first quarter.

The registrant financed the purchase of BBY Europe shares with approximately $1.1 billion of cash on hand, approximately $600 million of borrowings under its $2.5 billion revolving credit agreement and approximately $500 million from a debt offering exempt from registration, the terms of which were disclosed in the registrant’s Current Report on Form 8-K filed with the SEC on June 24, 2008, which is incorporated by reference into this Item 2.01.

The registrant plans to consolidate the financial results of BBY Europe from the effective date of acquisition on a two-month lag to align with CPW’s quarterly reporting periods.  As a result, the financial results of BBY Europe will not be reported in the registrant’s consolidated financial statements until its fiscal third quarter ending on November 29, 2008.  The registrant intends to disclose any significant intervening events related to BBY Europe that occur in its fiscal quarters and materially affect its consolidated financial statements.

Pursuant to a Shareholders Agreement with CPW and its wholly-owned subsidiary, CPW Retail Holdings Limited, Best Buy’s designees to the BBY Europe board of directors have ultimate approval rights over select BBY Europe senior management positions and the annual capital and operating budgets of BBY Europe. In addition, pursuant to a £350 million Facility Agreement between the registrant, CPW and BBY Europe, CPW agreed to provide a revolving credit facility to BBY Europe. The registrant is named as the guarantor under the agreement, limited to 50% of the amount outstanding.

The foregoing description of the Shareholders Agreement and Facility Agreement and related matters does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Shareholders Agreement and Facility Agreement, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

The contents of the Previous Reports are incorporated by reference into this Item 2.01.

The news release issued on June 30, 2008, announcing the close of the transaction, is furnished as Exhibit No. 99 to this Current Report on Form 8-K.  Some of the matters discussed in this Current Report on Form 8-K (including Exhibit 99) may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of the registrant and its management.  The registrant’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to, those factors set forth in the press release attached hereto as Exhibit 99 and the risk factors set forth in the registrant’s filings with the SEC, which includes Item 1A, Risk Factors, of the registrant’s Annual Report on Form 10-K for the fiscal year ended March 1, 2008.

Item 9.01        Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Any required financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Any required pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

The following exhibits are filed or furnished, as described below, as Exhibits to this Report.

Exhibit No.	Description of Exhibit
4.1	Shareholders Agreement, dated June 30, 2008 (filed pursuant to Item 2.01), between The Carphone Warehouse Group PLC; CPW Retail Holdings Limited; Best Buy Co., Inc.; and Best Buy Distributions Limited

4.2	Facility Agreement, dated June 30, 2008 (filed pursuant to Item 2.01), between CPW Distribution Holdings Ltd; Best Buy Co., Inc.; and The Carphone Warehouse Group PLC

99

News release issued June 30, 2008 (furnished pursuant to Item 2.01). Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: July 3, 2008	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief Accounting Officer